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As filed with the Securities and Exchange Commission on August 30, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOCUS FINANCIAL PARTNERS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-4780811 (I.R.S. Employer Identification Number)

875 Third Avenue, 28th Floor
New York, NY 10022
(646) 519-2456
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Russell McGranahan
General Counsel
875 Third Avenue, 28th Floor
New York, NY 10022
(646) 519-2456
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert Seber
Brenda Lenahan
Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, NY 10103
(212) 237-0000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fees

Class A common stock, par value $0.01 per share	(1)	(1)	(1)	(2)

Preferred Stock, par value $0.01 per share	(1)	(1)	(1)	(2)

Depositary Shares(3)	(1)	(1)	(1)	(2)

Warrants	(1)	(1)	(1)	(2)

Subscription Rights	(1)	(1)	(1)	(2)

Units	(1)	(1)	(1)	(2)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, securities registered hereunder.

(2)
In reliance on Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for these securities.

(3)
Depositary shares will represent fractional interests in the preferred stock registered hereby.

PROSPECTUS

Focus Financial Partners Inc.

Class A Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Units

        We may offer and sell the following securities:

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  Shares of Class A common stock;

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  Shares of preferred stock;

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  Depositary shares;

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  Warrants;

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  Subscription Rights; and

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  Units.

        In addition, the selling stockholders named in any supplement to this prospectus may offer and sell shares of our Class A common stock. We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders.

        This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        We will not receive any proceeds from the sales of our Class A common stock by any selling stockholders.

        Our Class A common stock is traded on the NASDAQ Global Select Market under the symbol "FOCS."

        You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 7 of this prospectus for information on certain risks related to the purchase of our securities.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2019.

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

        This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements."

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC, as a "well-known seasoned issuer" or "WKSI" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this shelf registration process, we and any selling stockholders may, from time to time, offer and sell shares of our Class A common stock in one or more offerings. This prospectus generally describes Focus Financial Partners Inc. and the Class A common stock, preferred stock, depositary shares, warrants, subscription rights and units that we or any selling stockholders may offer. Each time we offer securities by means of this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in a prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Documents by Reference," before buying any of the securities being offered.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Available Information."

        Any reference in this prospectus to "Focus," the "Company," "us," "we," "our," "ours" or like terms refer to (i) Focus Financial Partners, LLC ("Focus LLC") and its consolidated subsidiaries prior to the completion of our initial public offering on July 30, 2018 (our "IPO") and (ii) Focus Financial Partners Inc. ("Focus Inc.") and its consolidated subsidiaries (including Focus LLC) following the completion of our IPO, unless we state otherwise or the context otherwise requires.

 ABOUT FOCUS FINANCIAL PARTNERS INC.

        We are a leading partnership of independent, fiduciary wealth management firms operating in the highly fragmented registered investment advisor ("RIA") industry, with a footprint of over 60 partner firms primarily in the United States. We have achieved this market leadership by positioning ourselves as the partner of choice for many firms in an industry where a number of secular trends are driving RIA consolidation. Our partner firms primarily service ultra-high net worth and high net worth individuals and families by providing highly differentiated and comprehensive wealth management services. Our partner firms benefit from our intellectual and financial resources, operating in a scaled business model with aligned interests, while retaining their entrepreneurial culture and independence.

        We are a Delaware corporation. Our principal executive offices are located at 875 Third Avenue, 28th Floor, New York, NY 10022, and our telephone number at that address is (646) 519-2456. Our website address is www.focusfinancialpartners.com. Information contained on our website does not constitute part of this prospectus.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from the date of this prospectus until the termination of each offering under this prospectus (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

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  our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 28, 2019;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 9, 2019;

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  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 8, 2019;

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  the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed on April 15, 2019;

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  our Current Reports on Form 8-K filed on February 28, 2019, May 30, 2019, and July 26, 2019 and our Current Report on Form 8-K/A filed on February 7, 2019; and

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  the description of our Class A common stock contained in our Form 8-A filed on July 23, 2018, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock.

        These reports contain important information about us, our financial condition and our results of operations.

        These documents can be accessed free of charge on our website at www.focusfinancialpartners.com, under the headings "Investor Relations / Financials & Filings". Information on our website is not incorporated by reference into this prospectus. You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or calling us at the following address or telephone number:

Focus Financial Partners Inc.
875 Third Avenue, 28th Floor
New York, NY 10022
Phone: (646) 519-2456
Attention: Investor Relations

 AVAILABLE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public at the SEC's website at www.sec.gov.

        Our Class A common stock is listed and traded on the NASDAQ Global Select Market. Our reports, proxy statements and other information filed with the SEC can also be inspected at the offices of the NASDAQ Global Select Market.

        We also make available free of charge on our website at www.focusfinancialpartners.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC's Internet website.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information in this prospectus and the documents incorporated by reference herein may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "plan," "estimate," "anticipate," "believe," "project," "budget," "potential," "continue," "will" and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

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  fluctuations in wealth management fees;

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  our reliance on our partner firms and the principals who manage their businesses;

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  our ability to make successful acquisitions;

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  unknown liabilities of or poor performance by acquired businesses;

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  harm to our reputation;

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  our inability to facilitate smooth succession planning at our partner firms;

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  our inability to compete;

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  our reliance on key personnel and principals;

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  our inability to attract, develop and retain talented wealth management professionals;

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  our inability to retain clients following an acquisition;

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  write down of goodwill and other intangible assets;

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  our failure to maintain and properly safeguard an adequate technology infrastructure;

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  cyber-attacks;

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  our inability to recover from business continuity problems;

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  inadequate insurance coverage;

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  the termination of management agreements by management companies;

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  our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital;

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  the failure of our partner firms to comply with applicable U.S. and non-U.S. regulatory requirements and the highly regulated nature of our business;

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  legal proceedings, governmental inquiries;

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  our anticipated use of the proceeds from the sale of any securities we are offering; and

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  the other risks identified in this prospectus, any applicable prospectus supplement and the documents incorporated by reference.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading "Risk Factors" in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

        We will not receive any proceeds from the sales of our Class A common stock by any selling stockholders.

 DESCRIPTION OF CAPITAL STOCK

        As of August 26, 2019, our authorized capital stock consisted of 500,000,000 shares of Class A common stock, $0.01 par value per share, of which 47,116,817 shares are issued and outstanding, 500,000,000 shares of Class B common stock, $0.01 par value per share, of which 22,308,446 shares are issued and outstanding and 500,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding.

        The following summary of our capital stock, amended and restated certificate of incorporation and amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Class A Common Stock

Voting Rights

        Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

Dividend Rights

        Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights

        Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters

        The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

        Each holder of vested common units in Focus LLC holds one share of our Class B common stock.

Voting Rights

        Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a single class, or as otherwise required by applicable law.

Dividend and Liquidation Rights

        Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on equivalent terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation, dissolution or winding up of Focus Inc.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 500,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

        Some provisions of our amended and restated certificate of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        We have elected not to be subject to Section 203 of the Delaware General Corporation Law (the "DGCL"); however, our amended and restated certificate of incorporation contains provisions that are similar to Section 203 of the DGCL. In general, these provisions prohibit us from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder, unless:

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  before such time our board of directors approved either the business combination or the transaction that resulted in the interested stockholder attaining that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  on or after such time the business combination is approved by our board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting stock. Our amended and restated certificate of incorporation provides that interested stockholder will not include the investment vehicles affiliated with Stone Point Capital LLC (together with its affiliates "Stone Point") or certain of their transferees (as further described below), their respective affiliates or successors, or any person whose ownership in excess of the 15% limitation set forth herein is the result of any action taken solely by us. A transferee of a Stone Point investment vehicle will not be an interested stockholder if it (i) acquired beneficial ownership of outstanding voting stock directly from such an investment vehicle or any of its affiliates or successors, or directly from any other exempt transferee, (ii) did not have beneficial ownership of more than 4.9% of the then outstanding voting stock prior to such acquisition, and (iii) is not a national or global financial institution or insurance company or a regional bank that in each case derives at least 30% of its revenue from wealth management services or the sale of proprietary financial products (which for the avoidance of doubt, excludes life insurance and annuities), an independent broker dealer, a platform for or aggregator of registered investment advisors or broker-dealer teams, or a holding company or acquisition vehicle of any entity described in this clause (iii). Any such exempt transferee will be an interested stockholder if simultaneously or thereafter it acquires additional voting stock, except as a result of any corporate action not caused by such transferee. Our board of directors approved the acquisition by Stone Point on or before September 30, 2020 of up to 5,000,000 additional shares of Class A common stock such that the restrictions applicable to a business combination with an interested stockholder shall not apply to Stone Point or certain of their transferees.

        Under certain circumstances, these provisions would make it more difficult for a person who would be an interested stockholder to effect various business combinations with us for a three-year period. Accordingly, these provisions could have an anti-takeover effect with respect to certain transactions our board of directors does not approve in advance. These provisions may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, these provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

        Additionally, other provisions of our amended and restated certificate of incorporation and our amended and restated bylaws:

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  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholder's notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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  provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

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  provide that the authorized number of directors may be changed only by resolution of the board of directors;

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  provide that all vacancies in our board of directors, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock or any nomination agreements with any significant stockholders that may be in effect from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding voting stock;

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  provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. Our staggered board may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors; and

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  provide that our amended and restated bylaws can be amended by the board of directors.

Special Stockholder Meeting

        Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, our chief executive officer or the chairman of our board of directors. However, so long as affiliates of Stone Point and Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, "KKR") collectively own at least 25% of our voting stock, special meetings of our stockholders shall also be called by the board of directors at the request of any stockholder affiliated with either Stone Point or KKR.

Stockholder Action by Written Consent

        Our amended and restated certificate of incorporation precludes stockholder action by written consent, provided that so long as investment funds or entities controlled by Stone Point and KKR collectively own 25% of our voting stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted.

Supermajority Provisions

        Our amended and restated certificate of incorporation provides that for as long as affiliates of Stone Point and KKR own any voting stock (for the first two bullet points below) or collectively own at least 25% of our outstanding voting stock (for the last two bullet points below), in addition to any vote required by applicable law, the affirmative vote of the holders of a majority of the voting stock held by affiliates of Stone Point and KKR, voting together as a single class, will be required to amend, alter, repeal or rescind the provisions in our amended and restated certificate of incorporation related to:

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  corporate opportunities;

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  business combinations with interested stockholders;

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  stockholder action by written consent; and

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  calling special meetings of stockholders.

Corporate Opportunities

        Our amended and restated certificate of incorporation, to the fullest extent permitted by law, renounces any reasonable expectancy interest that we have in, or right to be offered an opportunity to participate in, any corporate or business opportunities that are from time to time presented to Stone Point, KKR, directors affiliated with these parties and their respective affiliates, and, to the fullest extent permitted by law, such persons have no duty to refrain from engaging in any transaction or matter that may be a corporate or business opportunity in which we or any of our subsidiaries could have an interest or expectancy. In addition, to the fullest extent permitted by law, in the event that Stone Point, KKR, directors affiliated with these parties and their respective affiliates acquire knowledge of any such opportunity, other than in their capacity as a member of our board of directors, such person has no duty to communicate or present such opportunity to us or any of our subsidiaries, and they may take any such opportunity for themselves or offer it to another person or entity.

Forum Selection

        Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

  •
  any derivative action or proceeding brought on our behalf;

  •
  any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, agents or trustees to us or our stockholders;

  •
  any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or

  •
  any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

        Our amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of alternative forum, to the fullest extent permitted by law, the federal district courts of the United States are the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States. Additionally, it provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies' certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

  •
  for any breach of their duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        Our amended and restated certificate of incorporation and amended and restated bylaws also provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreements with each future director and officer. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Registration Rights

        In connection with the IPO, we entered into a registration rights agreement (the "IPO Registration Rights Agreement") with investment vehicles affiliated with Stone Point and KKR (the "PE Holders") and unitholders of Focus LLC. The agreement contains the following liquidity rights:

  •
  We will file a shelf registration statement to permit the resale of shares of Class A common stock held by the PE Holders or issuable upon the exercise of exchange rights by unitholders of Focus LLC as soon as practicable following the one year anniversary of the IPO. As of the date of this prospectus, the PE Holders and unitholders of Focus LLC have not elected to be named in this prospectus. Such holders may be named in a supplement to this prospectus.

  •
  The PE Holders have the right to demand up to three secondary underwritten offerings per year. We may initiate one additional underwritten offering per year for the benefit of unitholders of Focus LLC. The PE Holders and the unitholders of Focus LLC may have participation rights with respect to any such underwritten offerings. We may also participate on a primary basis and issue and sell shares of our Class A common stock for our own account. We will use the proceeds from any such offering to purchase outstanding Focus LLC units and pay related fees and expenses. In the event of any underwriter cutbacks, all participating holders will be treated equally and included pro rata based on their ownership of registrable shares at the closing of the IPO.

        The PE Holders and unitholders of Focus LLC also have piggyback registration rights with respect to other underwritten offerings by us under certain circumstances.

        We have also entered into a registration rights agreement with the former owners of Loring Ward Holdings Inc. The agreement contains rights consistent with the unitholders of Focus LLC under the IPO Registration Rights Agreement.

        We expect that future unitholders in certain instances may also be granted registration rights in connection with future acquisitions by Focus LLC, but on terms that are not superior to the registration rights of the unitholders of Focus LLC.

        These registration rights are subject to certain conditions and limitations. We will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective or any sale is made in a public offering.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our Class A common stock are listed on the NASDAQ Global Select Market under the symbol "FOCS."

 DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our securities described in this prospectus. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

  (1)
  the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

  (2)
  the date on which the right to exercise the warrants commences and the date on which such right expires (the "Expiration Date");

  (3)
  the United States federal income tax consequences applicable to the warrants;

  (4)
  the amount of the warrants outstanding as of the most recent practicable date; and

  (5)
  any other terms of the warrants.

        Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

        We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the security holder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for our securities upon the exercise of the subscription rights;

  •
  the number of subscription rights issued to each security holder;

  •
  the amount of our securities that may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

        The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, subscription rights or any combination of such securities.

        The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

  •
  the terms of the units and of any of the common stock, preferred stock, warrants, subscription rights or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units; and

  •
  whether the units will be issued in fully registered or global form.

 SELLING STOCKHOLDERS

        Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling stockholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, a post-effective amendment or filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

 PLAN OF DISTRIBUTION

        We and/or one or more of the selling stockholders may sell the securities described in this prospectus from time to time in one or more transactions:

  •
  to purchasers directly;

  •
  to underwriters for public offering and sale by them;

  •
  through agents;

  •
  through dealers;

  •
  through a combination of any of the foregoing methods of sale; and/or

  •
  through any other methods described in a prospectus supplement.

        We will prepare a prospectus supplement or supplements, if required, that will describe the method of distribution and disclose the terms and conditions of any offering of shares of common stock, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them;

  •
  the offering price of the shares of common stock and the proceeds to us and/or any selling stockholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers; and

  •
  any options under which underwriters may purchase additional shares of common stock from us and/or any selling stockholder.

        Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time.

        Pursuant to our registration rights agreement with certain stockholders, we are generally obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.

        We and/or one or more of the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any such sale of securities. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

        From time to time, the selling stockholders may pledge or grant a security interest in some or all of the securities in respect of which this prospectus is delivered. If a selling stockholder defaults in performance of its secured obligations, the pledged or secured parties may offer and sell the securities from time to time by this prospectus. The selling stockholders also may transfer the securities in other circumstances. The number of securities beneficially owned by a selling stockholder will decrease as and when it transfers its securities or defaults in performing obligations secured by the securities. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

        The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or prices related to such market prices, or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

        We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares of common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

        Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

        The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a "conflict of interest" as defined in FINRA Rule 5121 ("Rule 5121"), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

        The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We and the selling stockholders may agree with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        Selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the shares of common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., New York, New York. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

        The consolidated financial statements of Focus Financial Partners Inc. as of December 31, 2017 and 2018 and for the years ended December 31, 2016, 2017 and 2018, incorporated by reference in this Prospectus from Focus Financial Partners Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Loring Ward Holdings Inc. and its subsidiaries as of and for the year ended December 31, 2017 have been incorporated by reference in this Prospectus from Focus Financial Partners Inc.'s Current Report on Form 8-K/A, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        On November 30, 2018 (the "Closing Date"), we completed the acquisition of Loring Ward Holdings Inc. ("Loring Ward") through a merger of a newly-formed, wholly-owned subsidiary of Focus Inc. with and into Loring Ward (the "Merger"). The acquisition of Loring Ward was accounted for under the purchase method of accounting in accordance with Accounting Standards Codification Topic 805: Business Combinations ("ASC 805"). In accordance with ASC 805, the total purchase price was allocated among the net tangible and identifiable intangible assets acquired in connection with the Merger, based on their fair values as of the Closing Date.

        The unaudited condensed consolidated pro forma financial information is presented in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 gives effect to the acquisition of Loring Ward as if it had occurred on January 1, 2018. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 also gives effect to the amendments to Focus LLC's credit facilities in connection with the IPO and proforma taxes related to the IPO and related reorganization transactions (the "Reorganization Transactions") as if they had occurred on January 1, 2018.

        An unaudited condensed consolidated pro forma statement of operations for the six months ended June 30, 2019 has not been presented since the results of Loring Ward are included for the entire period.

        In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed consolidated financial information excludes Loring Ward's discontinued operations.

        The pro forma adjustments are based upon information and assumptions available at the time of the filing of this prospectus. The unaudited pro forma consolidated financial information does not reflect any synergies that may be achieved from the combination of the entities.

        The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not intended to be indicative of the operating results that actually would have occurred if the Merger, IPO, Reorganization Transactions and amendments to Focus LLC's credit facilities had been consummated on January 1, 2018, nor is the data intended to be indicative of future operating results. The unaudited pro forma condensed consolidated financial information and the accompanying notes thereto for the year ended December 31, 2018 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2018 and notes thereto of Focus Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 28, 2019, which is incorporated by reference herein.

        Loring Ward's audited consolidated financial statements as of and for the year ended December 31, 2017 and related notes thereto and Loring Ward's unaudited condensed consolidated financial statements as of and for the periods ended September 30, 2018 and 2017 and related notes thereto are attached as Exhibit 99.1 to our Current Report on Form 8-K/A, filed with the Securities Exchange Commission on February 7, 2019, which is incorporated by reference herein.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2018
(dollars in thousands, except per share data)

	Focus Financial Partners Inc. Historical	Pro Forma Adjustments (IPO and Reorganization Transactions)	Pro Forma Adjustments Note	Focus Financial Partners Inc. Pro Forma	Loring Ward Holdings Inc. and subsidiaries	Pro Forma Adjustments (Acquisition of Loring Ward)	Pro Forma Adjustments Note	Focus Financial Partners Inc. Combined Pro Forma
REVENUES:
Wealth management fees	$853,033	$—		$853,033	$42,876	$—		$895,909
Service and administrative fees					10,406	(10,406)	(d)
Brokerage commissions					15	(15)	(d)
Other	57,847			57,847		10,421	(d)	68,268

Total revenues	910,880	—		910,880	53,297	—		964,177

OPERATING EXPENSES:
Compensation and related expenses	358,084			358,084	24,348	(3,194)	(e)(g)	379,238
Management fees	232,703			232,703		4,052	(e)	236,755
Selling, general and administrative	170,270			170,270	20,396	(1,601)	(f)(g)	189,065
Intangible amortization	90,381			90,381	49	760	(h)	91,190
Non-cash changes in fair value of estimated contingent consideration	6,638			6,638				6,638
Depreciation and other amortization	8,370			8,370	1,112			9,482

Total operating expenses	866,446			866,446	45,905	17		912,368

INCOME (LOSS) FROM OPERATIONS	44,434			44,434	7,392	(17)		51,809

OTHER INCOME (EXPENSE):
Interest and dividend income	1,266			1,266	207			1,473
Interest expense	(56,448)	16,016	(a)	(40,432)	(1,884)	1,884	(i)	(40,432)
Capital gains					9	(9)	(d)
Amortization of debt financing costs	(3,498)	(26)	(a)	(3,524)				(3,524)
Gain on sale of investment	5,509			5,509				5,509
Loss on extinguishment of borrowings	(21,071)			(21,071)				(21,071)
Other (expense) income—net	(2,350)			(2,350)		9	(d)	(2,341)
Income from equity method investments	521			521				521

Total other expense—net	(76,071)	15,990		(60,081)	(1,668)	1,884		(59,865)

INCOME(LOSS) BEFORE INCOME TAX	(31,637)	15,990		(15,647)	5,724	1,867		(8,056)
INCOME TAX EXPENSE (BENEFIT)	9,450	4,517	(b)	13,967	(1,427)	2,717	(j)	15,257

Net income (loss)	(41,087)	11,473		(29,614)	7,151	(850)		(23,313)
Net (income) loss attributable to non-controlling interests	40,497	(6,028)	(c)	34,469		(2,862)	(c)	31,607

NET INCOME (LOSS) ATTRIBUTABLE TO FOCUS FINANCIAL PARTNERS INC.	$(590)	$5,445		$4,855	$7,151	$(3,712)		$8,294

Net income (loss) per share of Class A common stock:
Basic	$(0.01)							$0.18

Diluted	$(0.01)							$0.18

Weighted average shares of Class A common stock outstanding:
Basic	43,122,782					2,964,897	(k)	46,087,679

Diluted	43,122,782					3,067,446	(k)	46,190,228

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2018

        (a)   Reflects adjustments to interest expense related to the reduction of indebtedness under Focus LLC's credit facilities, reduction in the assumed interest rate to 4.75%, the increase in Focus LLC's first lien revolving credit facility and amortization of debt financing costs in connection with the amendment to Focus LLC's credit facilities in connection with the IPO and Reorganization Transactions.

        (b)   To record income tax expense related to the IPO and Reorganization Transactions adjustments in (a) and an adjustment to reflect the impact to income tax expense giving effect to the IPO and Reorganization Transactions as if they occurred on January 1, 2018.

        (c)   To adjust non-controlling interest for the effect of the pro forma adjustments related to the IPO and Reorganization Transactions and the effect of the proforma adjustments related to the Merger.

        (d)   Reclassifications to conform to our presentation.

        (e)   To record management fees pursuant to the amended management agreement entered into with certain selling principals of Loring Ward and adjust the principals' historical compensation.

        (f)    To record insurance expense related to the Merger.

        (g)   To eliminate compensation charges and transaction costs recorded by Loring Ward in connection with the Merger.

        (h)   To record additional amortization expense related to the intangibles acquired in connection with the Merger and to eliminate Loring Ward's historical amortization expense.

        (i)    To eliminate Loring Ward's interest expense, as the outstanding debt of Loring Ward was repaid at the closing of the Merger.

        (j)    To record additional tax expense in connection with the Merger. The pro forma provision for income taxes excludes the impact of the cancellation of Loring Ward incentive stock options, and the related payment of cash consideration to such option holders, in connection with the Merger.

        (k)   To adjust weighted average shares of Class A common stock outstanding—Basic for the shares of Class A common stock issued in connection with Merger. To adjust weighted average shares of Class A common stock outstanding—Diluted for the shares of Class A common stock issued in connection with Merger, and for incremental shares related to stock options and unvested Class A Common Stock, the effect of which is dilutive for pro forma purposes.

Focus Financial Partners Inc.

PROSPECTUS
August 30, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee	$		*
FINRA filing fee		225,500
Printing and engraving expenses			**
Accounting fees and expenses			**
Legal fees and expenses			**
Trustee fees and expenses			**
Miscellaneous			**

Total	$		**

*
The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act.

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

        Our amended and restated certificate of incorporation and amended and restated bylaws will contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability:

  •
  for any breach of the director's duty of loyalty to our company or our stockholders;

  •
  for any act or omission not in good faith or that involves intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.

        In addition, we have entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

        We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act, which may be incurred by them in their capacity as such.

        Also, our directors nominated by Stone Point and KKR may be indemnified by such entities on a secondary basis and covered by insurance policies maintained by such firms

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits.

        The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Focus Financial Partners Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

3.1		Amended and Restated Certificate of Incorporation of the Registrant(1)

3.2		Amended and Restated Bylaws of the Registrant(1)

4.1		Registration Rights Agreement, dated as of July 30, 2018, by and among Focus Financial Partners Inc., Focus Financial Partners, LLC and the other parties named therein(1)

4.2		Registration Rights Agreement, dated as of November 30, 2018, by and among Focus Financial Partners Inc. and the other parties named therein

4.3		Nomination Agreement, dated as of July 30, 2018, by and among Focus Financial Partners Inc. and the affiliates of Stone Point Capital LLC named therein(1)

4.4		Nomination Agreement, dated as of July 30, 2018, by and among Focus Financial Partners Inc. and the affiliates of Kohlberg Kravis Roberts & Co. L.P. named therein(1)

4.5	*	Form of Deposit Agreement, including form of Depositary Receipt

4.6	*	Form of Warrant Agreement

4.7	*	Form of Subscription Rights Agreement and Specimen Subscription Rights Certificate

5.1		Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of KPMG LLP

23.3	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 to this Registration Statement)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

*
To be filed by amendment or as an exhibit to a current report on Form 8-K of Focus Financial Partners, Inc.

(1)
Incorporated by reference to Focus Financial Partners Inc.'s Current Report on Form 8-K (File No. 001-38604) filed with the SEC on July 31, 2018.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (e)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 30, 2019.

FOCUS FINANCIAL PARTNERS INC.
By:	/s/ RUEDIGER ADOLF
	Name:	Ruediger Adolf
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

        Each person whose signature appears below appoints J. Russell McGranahan, Ruediger Adolf and James Shanahan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ RUEDIGER ADOLF Ruediger Adolf	Chief Executive Officer and Chairman (Principal Executive Officer)	August 30, 2019
/s/ JAMES SHANAHAN James Shanahan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 30, 2019
/s/ JAMES D. CAREY James D. Carey	Director	August 30, 2019
/s/ JOSEPH FELICIANI, JR. Joseph Feliciani, Jr.	Director	August 30, 2019

Name	Title	Date

/s/ NOAH GOTTDIENER Noah Gottdiener	Director	August 30, 2019
/s/ CHRISTOPHER J. HARRINGTON Christopher J. Harrington	Director	August 30, 2019
/s/ RAJINI SUNDAR KODIALAM Rajini Sundar Kodialam	Director	August 30, 2019
/s/ DEBORAH D. MCWHINNEY Deborah D. McWhinney	Director	August 30, 2019
/s/ FAYEZ S. MUHTADIE Fayez S. Muhtadie	Director	August 30, 2019